UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2007, the registrant and New Century Warehouse Corporation, an indirect wholly owned subsidiary of the registrant ("NCWC"), and Goldman Sachs Mortgage Company ("Goldman Sachs") entered into Amendment No. 3 (the "Amendment") to the Master Repurchase Agreement, dated as of February 15, 2006, by and among the registrant, NCWC and Goldman Sachs (as amended, the "Master Repurchase Agreement"). The effective date of the Amendment is February 8, 2007 and the purpose of the Amendment was to extend the term of the Master Repurchase Agreement, which otherwise would have expired on February 15, 2007, to May 14, 2007 on an uncommitted basis. The Amendment also makes certain other non-material changes to the Master Repurchase Agreement. The Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

Purported Securities Class Action Litigation

On February 14, 2007, the registrant was served with the complaint for a purported securities class action (the "Original Complaint") that was filed on February 12, 2007 in the United States District Court for the Central District of California against the registrant and certain of its officers and directors. The complaint alleges that the registrant and the other named defendants violated federal securities laws by issuing false and misleading statements and failing to disclose material facts about the registrant, which resulted in artificially inflated market prices of the registrant’s common stock, and that the plaintiff and the purported class members purchased the registrant’s stock at these artificially inflated market prices between April 7, 2006 and February 7, 2007. The complaint seeks money damages in favor of its purported class of purchasers of the registrant’s securities, the costs and expenses of the action and other relief that may be granted by the court.

The registrant has also learned that nine additional purported class actions were filed in the United States District Court for the Central District of California between February 8, 2007 and February 20, 2007. These complaints, with which the registrant has not yet been served and which name the registrant and certain of its officers and directors as defendants, present in large degree the same legal and factual issues as the Original Complaint and allege various class periods, the longest of which is from April 7, 2006 to February 7, 2007. The registrant anticipates that similar actions may be filed in the future and does not undertake any obligation to update this disclosure for any similar or related claims that may be made in this regard. The registrant intends to review the allegations in these complaints and respond appropriately.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the registrant intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: (i) the registrant’s expectation that additional purported securities class action lawsuits may be filed in the future; and (ii) the registrant’s expectation that its board of directors and management will review the allegations in any complaints for purported securities class actions and respond accordingly. The registrant cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: (i) the outcome of the litigation or regulatory actions pending against the registrant; (ii) the outcome of the registrant’s full review of the legal, accounting and tax impact of its pending financial restatements; (iii) the potential effect of new state or federal laws and regulations; (iv) the impact of more vigorous and aggressive enforcement actions by federal or state regulators; (v) the registrant’s ability to maintain adequate credit facilities to finance its business; (vi) the condition of the U.S. economy and financial system; (vii) the interest rate environment; (viii) the effect of increasing competition in the registrant’s sector; (ix) the condition of the markets for whole loans and mortgage-backed securities; and (x) the stability of residential property values. Additional information on these and other factors is contained in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other periodic filings of the registrant with the Securities and Exchange Commission. The registrant assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 3 to Master Repurchase Agreement, dated as of February 8, 2007, by and among New Century Warehouse Corporation, New Century Financial Corporation and Goldman Sachs Mortgage Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

February 21, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Master Repurchase Agreement, dated as of February 8, 2007, by and among New Century Warehouse Corporation, New Century Financial Corporation and Goldman Sachs Mortgage Company.